UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2017

SUMMER ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35496	20-2722022
(Commission File Number)	(I.R.S. The Company Identification No.)

800 Bering Drive, Suite 260

Houston, Texas 77057

(Address of principal executive offices)

(713) 375-2790

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement

Sublease Agreement

On October 13, 2017, Summer Energy Holdings, Inc. (the “Company”) entered into a Sublease Agreement (the “Sublease”) with ENSCO International Incorporated, a Delaware corporation (the “Sublandlord”), pursuant to which the Company will lease approximately 20,073 square feet of space (the “Premises”) located on the 37th floor of 5847 San Felipe, Houston, Texas 77057, for a term beginning on December 1, 2017 and terminating on December 31, 2025 (the “Term”). The Company intends to occupy the Premises as its corporate headquarters. Pursuant to the Sublease, the Company will pay rent of $15,891.13 per month during the Term. The Company is also responsible for 12.08% of the operating expenses, utilities and taxes charged to Sublandlord. The first four full calendar months of rent are abated.  The Sublease also contains customary events of default. Consent of the Landlord, PKY-San Felipe Plaza, L.P., a Delaware limited partnership, was obtained on October 20, 2017, which was the effective date of the Sublease.

A copy of the Sublease is filed herewith as Exhibit 10.1, and is incorporated herein by this reference. The foregoing summary description of the Sublease is not complete and is qualified in its entirety by reference to the full text of the Sublease.

Item 1.01Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

Membership Interest Purchase Agreement – REP Energy, LLC

On November 1, 2017, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with REP Energy, LLC, a Texas limited liability company (“REP Energy”) and the members of REP Energy (the “Members” and the transaction contemplated by the Purchase Agreement, the “Transaction”) whereby the Company acquired 100% of the issued and outstanding units of membership interest (the “Interests”) of REP Energy from the Members.  Several of the Members of REP Energy are officers and/or directors of the Company, including: Angela Hanley, President of the Company; Neil Leibman, Chief Executive Officer and a director of the Company; Jaleea George, Secretary, Treasurer, Chief Financial Officer and a director of the Company; and Tom O’Leary, a director of the Company.  The conflicts of interest of Ms. Hanley, Mr. Leibman, Ms. George and Mr. O’Leary were disclosed and known to the board of directors of the Company (the “Board”).  The terms of the Purchase Agreement and the Transaction were negotiated, considered and approved by a majority of the disinterested members of the Board.

The purchase price paid for the Interests consisted of 2,177,912 shares of the Company’s common stock (the “Summer Energy Stock”), which was the number of shares having an aggregate value of $3,266,867, with the price per share equal to $1.50 per share of Summer Energy Stock, rounded up to the nearest whole number of shares.  Such amount was determined by the Board in good faith as the fair market value of a share of Summer Energy Stock.  Pursuant to the Purchase Agreement, REP Energy and the Members agreed to deliver to the Company assignments of the Interests and the corporate record books of REP Energy. The Company agreed to deliver the Summer Energy Stock.

REP Energy is a retail electric provider operating in the Northeastern U.S. It holds licenses in Massachusetts, New Hampshire and Connecticut.

A copy of the Purchase Agreement is filed herewith as Exhibit 10.2, and is incorporated herein by this reference. The foregoing summary description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. Certain schedules and annexures to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or annexure upon request.

Item 3.02   Unregistered Sales of Equity Securities

The Summer Energy Stock issued as the consideration in the Purchase Agreement was issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) there was no public offering or general solicitation with respect to the offering of such shares, (b) each Member was provided with certain disclosure materials and all other information requested with respect to the Company, including the Company’s public filings with the SEC, (c) each Member acknowledged that the Summer Energy Stock was being acquired for investment intent and constitute “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (d) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 8.01   Other Events

On November 7, 2017, the Company issued a press release regarding the acquisition of REP Energy described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit No.	Description

10.1	Sublease Agreement
10.2	Membership Interest Purchase Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 7, 2017

SUMMER ENERGY HOLDINGS, INC.

By: /s/ Jaleea P. George
Jaleea P. George
Chief Financial Officer